EXHIBIT F

                           (Letterhead of Frank A. Schiller)


                                             June 27, 2001


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


          RE:  PROGRESS ENERGY, INC., ET AL.
               POST- EFFECTIVE AMENDMENT TO FORM U-1 APPLICATION/DECLARATION (FILE NO. 70-9643)

Dear Sirs:

     I refer to Post-Effective Amendment No. 2 to the Form U-1 Application/Declaration (the "Post-Effective Amendment") under the Public Utility Holding Company Act of 1935 (the "Act"), filed jointly with the Securities and Exchange Commission (the "Commission") by Progress Energy, Inc. (formerly CP&L Energy, Inc.) ("Progress Energy"), a registered holding company, Florida Progress Corporation ("Florida Progress"), Electric Fuels Corporation ("Electric Fuels") and certain wholly-owned non-utility subsidiaries of Electric Fuels, namely, MEMCO Barge Line, Inc., Progress Rail Services Corporation, and Progress Metal Reclamation Company (collectively, the "Specified EFC Subsidiaries"). In the Post-Effective Amendment, Progress Energy acknowledges that the Specified EFC Subsidiaries, and their respective direct and indirect subsidiaries, are not retainable by Progress Energy under the standards of
Section 11(b)(1) of the Act, and commits to sell or otherwise dispose of the stock, other equity securities or assets of the Specified EFC Subsidiaries and their respective subsidiaries in one or more transactions on or before November 30, 2003 (the "Proposed Transaction"). I have acted as counsel for Progress Energy and the other applicants named above in connection with the Post-Effective Amendment.

     In connection with the opinions given herein, I have examined original, certified, or conformed copies of all such corporate records, agreements, instruments, and documents and have made such other investigations as I have deemed necessary or appropriate for the purpose of rendering the opinions given herein. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as conformed copies.


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                                      -2-


     The opinions expressed below with respect to the matters proposed in the Post-Effective Amendment are subject to the following assumptions and conditions:

     (a) The Proposed Transaction shall have been duly authorized and approved, to the extent required by the governing documents and applicable state laws, by the Board of Directors of Progress Energy and/or its appropriate subsidiary.

     (b) The Commission shall have duly entered an appropriate order or orders with respect to the Proposed Transaction as described in the Post-Effective Amendment granting and permitting the Post-Effective Amendment to become effective under the Act and the rules and regulations thereunder and the Proposed Transaction is consummated in accordance with the Post-Effective Amendment and said order or orders.

     (c) The parties shall have obtained all consents, waivers and releases, if any, required for the Proposed Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

     (d) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed above.

     (e) The consummation of the Proposed Transaction shall be conducted under my supervision and all legal matters incident thereto shall be satisfactory to me, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which I am not admitted to practice, as I may deem appropriate.

     Based on the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event the Proposed Transaction is consummated in accordance with the Post-Effective Amendment and the Commission's order granting or approving the Proposed Transaction:

     1. All state laws applicable to the Proposed Transaction will have been complied with; and

     2. The consummation of the Proposed Transaction will not violate the legal rights of the holders of any securities issued by Progress Energy or any of the other applicants named above.


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                                      -3-


     I hereby consent to the use of this opinion in connection with the Post-Effective Amendment. This opinion is intended solely for the use of the Commission and may not be relied upon by any other person.

                                             Sincerely,


                                             /s/ Frank A. Schiller
                                             Director, Legal Department